EXHIBIT 3.2

BARRETT BUSINESS SERVICES, INC.

BYLAWS

As Amended Through May 31, 2018

ARTICLE I  STOCKHOLDERS

Section 1.1Annual Meeting. The Annual Meeting of the stockholders shall be held in May or June of each year on the date and at the time established by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  The board of directors shall timely establish the annual meeting date and time in conjunction with the notice of meeting requirements of Section 1.4, of these Bylaws.

Section 1.2Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, may be called by the president or by the board of directors, and shall be called by the secretary upon written request by stockholders entitled to cast 25 percent of all votes entitled to be cast at the meeting stating the purpose of the meeting and the matters proposed to be acted upon at the meeting and upon payment by such stockholders to the corporation of the costs of the notice of the meeting.  Notwithstanding the foregoing, a special meeting need not be called by the secretary to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months unless requested by stockholders entitled to cast a majority of all votes entitled to be cast at the meeting.

Section 1.3Place of Meeting.  The place of meeting for all annual and special meetings of the stockholders shall be such place within the United States as shall be determined by the board of directors.  In the absence of any such determination, all meetings of stockholders shall be held at the principal office of the corporation in the state of Washington.

Section 1.4Notice of Meeting; Waiver.  Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting or if otherwise required by law, the purpose or purposes for which the meeting is called, shall be given by the secretary not earlier than 90 nor less than 10 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at or to receive notice of such meeting.  If given personally, such notice shall be effective when delivered to the stockholder or when left at the stockholder's residence or usual place of business.  If given by mail, such notice shall be effective when deposited in the United States mail, addressed to the stockholder at his or her address as shown in the corporation's current record of stockholders, with postage thereon prepaid.  A stockholder entitled to notice of a meeting waives such notice if he or she is present at the meeting in person or by proxy.  A written waiver of notice of a meeting signed by a stockholder entitled to such notice, whether before or after the time stated therein, which is filed with the records of stockholders meetings, shall be equivalent to the giving of such notice.  A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date for the meeting.

Section 1.5Quorum; Manner of Acting.  The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum.  Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.  At a meeting of stockholders duly called at which an election of directors is to be held and at which a quorum is present, each director shall be elected by the vote of a majority of the votes cast with respect to the director; provided that if the number of nominees exceeds the number of directors to be elected, directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of directors.

For purposes of this Section, a majority of the votes cast means that the number of shares voted "for" a director exceeds the number of votes cast "against" that director.

If an incumbent director is nominated, but not reelected, the director shall tender his or her resignation to the board of directors promptly following certification of the stockholder vote.  The Nominating and Governance Committee will make a recommendation to the board of directors as to whether to accept or reject the resignation. The board of directors will make a determination and publicly disclose its decision and rationale within 90 days after receipt of the tendered resignation.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Governance Committee recommendation or action of the board of directors regarding whether to accept the resignation offer; provided, however, that if each member of the Nominating and Governance Committee fails to receive a sufficient vote for reelection, then the independent directors who did receive a sufficient vote shall appoint a committee from among themselves to consider the resignation offers and recommend to the board of directors whether to accept the resignations. If three or fewer directors do not fail to receive a sufficient vote for reelection, then all directors may participate in the decision regarding whether to accept the resignation offers.

A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the corporation to approve the action.  Unless otherwise provided by the Maryland General Corporation Law or by the corporation's charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 1.6Proxies.  At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact.  Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.  No proxy shall be valid after 11 months from the date of its execution unless otherwise expressly provided in the proxy.

Section 1.7Voting of Shares.  Each outstanding share of the corporation's common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of the stockholders except that shares owned, directly or indirectly, by another corporation in which the corporation owns, directly or indirectly, shares entitled to cast a majority of all the votes entitled to be cast by all shares of such other corporation shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Section 1.8Acceptance of Votes.  If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a stockholder, the corporation shall be entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the stockholder.

If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its stockholder, the corporation shall nevertheless be entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the stockholder if:

a.      The stockholder is a corporation, and the name signed purports to be that of the president, a vice-president, or a proxy appointed by either of them or by another person appointed under a bylaw or resolution of the board of directors of such stockholder, a certified copy of which is presented to the corporation.

b.      The stockholder is an entity, other than a corporation, and the name signed purports to be that of an officer or agent of the entity.

c.      The name signed purports to be that of an administrator, executor, guardian, or conservator representing the stockholder.

d.      The name signed purports to be that of a receiver or trustee in bankruptcy of the stockholder.

e.      The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the stockholder.

f.      Two or more persons are the stockholder whether as fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, and the name signed purports to be the name of at least one of the co-owners.

The corporation shall be entitled to reject a vote, consent, waiver, or proxy if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the stockholder.

Section 1.9Action Without Meeting.  Any action required or permitted by the Maryland General Corporation Law to be taken at a meeting of the stockholders may be taken without a meeting if there are filed with the records of stockholders meetings a consent in writing which sets forth the action so taken signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.

Section 1.10Organization and Conduct of Stockholder Meetings.  Each meeting of stockholders shall be conducted by the chairman of the board as chairman of the meeting or, in the absence of the chairman of the board, by the vice chairman of the board or, in the absence of the vice chairman of the board or a vacancy in the position, by the president.  The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting.  The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation:

a.      restricting admission to the time set for the commencement of the meeting;

b.      limiting attendance at the meeting to stockholders of record of the corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine;

c.      limiting participation at the meeting on any matter to stockholders of record of the corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine;

d.      limiting the time allotted to questions or comments;

e.      determining when and for how long the polls should be opened and when the polls should be closed;

f.      maintaining order and security at the meeting;

g.      removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines  as set forth by the chairman of the meeting;

h.      concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and

i.      complying with any state and local laws and regulations concerning safety and security.

Section 1.11Advance Notice by Stockholders of Nominations and Proposals of Business.

a.       Nominations of persons for election to the board of directors and proposals of business to be transacted by the stockholders may be made at an Annual Meeting of stockholders, (or in the case of election of directors, at a special meeting of stockholders held in lieu of an Annual Meeting under Section 1.2 of these Bylaws) (1) pursuant to the corporation's proxy materials with respect to such meeting, (2) by or at the direction of the board of directors or (3) by any stockholder at the time of the giving of the notice required in subsection (b) of this Section 1.11, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1.11.  The foregoing clause (3) shall be the exclusive means for a stockholder to make nominations or propose business (other than matters included in the corporation's proxy materials pursuant to Rule 14a-8 or Rule 14a-11 under the Securities Exchange Act of 1934 (the "Exchange Act")) at an Annual Meeting of stockholders.

b.      In order to assure that stockholders and the corporation have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of stockholders and to allow for full information to be distributed to stockholders, a stockholder properly may bring nominations or other business before an annual meeting of stockholders pursuant to clause (3) of subsection a above, only if (i) the stockholder has given timely notice thereof in writing to the secretary of the corporation, and (ii) any such business is a proper matter for stockholder action under the Maryland General Corporation Law.  To be timely, a stockholder's notice shall be received by the secretary at the principal executive offices of the corporation not less than 90 or more than 120 days prior to the one-year anniversary of the date on which the corporation first mailed its proxy materials for the preceding year's Annual Meeting of stockholders; provided, however, that, subject to the last sentence of this subsection b, if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's Annual Meeting, or if no Annual Meeting was held in the preceding year, notice by the stockholder to be timely must be received not later than the close of business on the later of (i) the 90th day before such Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.  In no event shall an adjournment or postponement of an Annual Meeting for which notice has been given commence a new time period for the giving of a stockholder's notice.

c.      Such stockholder's notice shall set forth:

(i)      if such notice pertains to the nomination of directors, as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director in an election contest, or is otherwise required, pursuant to Regulation 14A under the Exchange Act, and such person's written consent to serve as a director if elected;

(ii)      as to any business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest of such stockholder in such business; and

(iii)      as to (A) the stockholder giving the notice and (B) each beneficial owner of shares of the corporation on whose behalf the nomination or proposal is made (each, a "party"):

(1)      the name and address of each such party;

(2)       (A) the number of shares of the corporation that are owned, directly or indirectly, beneficially and of record by each such party, (B) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or cash) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of the corporation's capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the corporation, including the notional number of shares that are the subject of such agreement, arrangement or understanding, (C) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which any such party has a right to vote, directly or indirectly, any shares of the corporation, (D) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of the corporation, including the number of shares that are the subject of such agreement, arrangement or understanding, (which information shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); and

(3)      any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

d.      Except as provided in subsection g below, a person shall not be eligible for election or re-election as a director at an Annual Meeting unless (i) the person is nominated by a stockholder in accordance with this Section 1.11 or (ii) the person is nominated by or at the direction of the board of directors.  Except as provided in subsection g below, only such business shall be conducted at an Annual Meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11.  The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.  Notwithstanding the foregoing provisions of this Section 1.11, if the stockholder (or a qualified representative of the stockholder) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of stockholders of the corporation to present such nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

e.      For purposes of this Section 1.11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

f.      Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.11.

g.      Nothing in this Section 10 shall be deemed to affect any rights of stockholders to request (i) inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) inclusion of nominees in the corporation's proxy statement pursuant to Rule 14a-11 under the Exchange Act.  Subject to Rule 14a-8 and Rule 14a-11 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the corporation's proxy statement any nomination of a director or directors or any other business proposal.

ARTICLE II  BOARD OF DIRECTORS

Section 2.1General Powers.  The business and affairs of the corporation shall be managed under the direction of its board of directors.

Section 2.2Number, Tenure, and Qualifications.  The board of directors shall consist of not more than nine persons and not less than three persons, the exact number within such specified limits to be fixed from time to time by resolution of a majority of the entire board, provided that so long as there are less than three stockholders the number of directors may be fixed at less than three but not less than the number of stockholders.  Each director shall hold office until the next annual meeting of the stockholders and until his or her successor shall have been elected and qualified unless sooner removed from office as hereinafter provided.  Directors need not be residents of the state of Maryland or stockholders of the corporation.

Section 2.3Regular Meetings.  A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders.  The board of directors may provide by resolution the time and place, either within or without the state of Maryland, for the holding of additional regular meetings without other notice than such resolution.

Section 2.4Special Meetings.  Special meetings of the board of directors may be called by or at the request of the president or any two directors.  The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of Maryland, as the place for holding any special meeting of the board of directors called by them.

Section 2.5Notice; Waiver.  Notice of the date, time, and place of any special meeting shall be given at least 24 hours prior thereto by written notice delivered personally or given by facsimile transmission, e-mail, or other form of electronic transmission, or by mail or private carrier, to each director at his or her business address, facsimile number, or e-mail address, as applicable.

Such notice shall be deemed effective at the earliest of the following:  (a) when received, (b) when transmitted by facsimile, e-mail, or other form of electronic transmission, (c) three days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, and (d) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed or sent by or on behalf of the director.  A director's attendance at, or participation in, a meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding of the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to action taken at the meeting.  A written waiver, or waiver by e-mail or other form of electronic transmission, of notice of a meeting signed by a director entitled to such notice, whether before or after the time stated therein, which specifies the meeting for which notice is waived and which is filed with the records of the meeting shall be equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 2.6Quorum.  A majority of the number of directors fixed from time to time pursuant to Section 2.2 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but, if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 2.7Manner of Acting.  The action of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 2.8Vacancies.  Any vacancy occurring in the board of directors, except a vacancy resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, whether or not sufficient to constitute a quorum.  A vacancy resulting from an increase in the number of directors may be filled by the affirmative vote of a majority of the entire board of directors.

Section 2.9Presumption of Assent.  A director who is present at a meeting of the board of directors when corporate action is taken shall be presumed to have assented to the action taken unless the director announces his or her dissent at the meeting and (a) the director's dissent is entered in the minutes of the meeting; or (b) the director files his or her written dissent with the secretary of the meeting before its adjournment; or (c) the director forwards his or her written dissent within 24 hours after the meeting is adjourned, by registered or certified mail, to the secretary of the meeting or of the corporation.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 2.10Removal of Directors.  All or any number of the directors may be removed by the stockholders with or without cause at a meeting expressly called for that purpose by the affirmative vote of a majority of all votes entitled to be cast for the election of directors.  The notice of such meeting shall state that the purpose or one of the purposes of the meeting is the removal of the director or directors.

Section 2.11Compensation.  By resolution of the board of directors, each director may be paid an annual fee as director and, in addition thereto, a fixed sum for attendance at each meeting of the board of directors and executive committee or other committees and his expenses, if any, of attendance at any such meeting.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 2.12Action Without Meeting.  Any action required or permitted by the Maryland General Corporation Law to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing which sets forth the action so taken is signed by each member of the board of directors and filed with the minutes of proceedings of the board of directors.

Section 2.13Meetings By Telephone.  Meetings of the board of directors may be held by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and such participation shall constitute presence in person at the meeting.

Section 2.14Chairman and Vice Chairman.  The board of directors shall appoint from among its members a chairman and a vice chairman who shall serve at the pleasure of the board of directors.  The chairman, or in his absence the vice chairman, shall preside at the meetings of the board of directors.

ARTICLE III  EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 3.1Appointment.  The board of directors may appoint from among its members an executive committee to consist of a chairman and one or more other directors.  The appointment of such committee, the delegation of authority to it or action by it under that authority shall not constitute of itself compliance by any director not a member of the committee with the standard provided in the Maryland General Corporation Law for the performance of duties by directors.

Section 3.2Authority.  The executive committee, when the board of directors is not in session, shall have and may exercise all the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that neither the executive committee nor any other committee of the board of directors appointed pursuant to Section 3.9 shall have the authority to (a) authorize dividends on stock, except as permitted under the Maryland General Corporation Law; (b) issue stock, except as provided in Section 3.10; (c) recommend to the stockholders any action which requires stockholder approval; (d) amend the bylaws; or (e) approve a merger or share exchange which does not require stockholder approval.

Section 3.3Tenure.  Each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her appointment and until his or her successor is appointed as a member of the executive committee.

Section 3.4Meetings; Notice; Waiver.  Regular meetings of the executive committee or any other committee of the board of directors appointed pursuant to Section 3.9 may be held without notice at such times and places as the committee may fix from time to time by resolution.  Special meetings of the executive committee or any such other committee may be called by any member thereof upon not less than 24 hours' notice stating the place, date and hour of the meeting.  The provisions of Section 2.5 shall apply to the method for giving notice of special meetings of the executive committee or any such other committee and to the waiver of notice of any such meetings.  The notice of a meeting of the executive committee or any such other committee need not state the business proposed to be transacted at the meeting.

Section 3.5Quorum; Manner of Acting.  A majority of the members of the executive committee or any such other committee shall constitute a quorum for the transaction of business at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.

Section 3.6Vacancies.  Any vacancy in the executive committee or any such other committee may be filled by the board of directors.

Section 3.7Resignations and Removal.  Any member of the executive committee or any such other committee may be removed at any time with or without cause by the board of directors.  Any member of the executive committee or any such other committee may resign as a member of the committee at any time by giving written notice to the chairman of the board or secretary of the corporation, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.8Procedure.  The chairman of the executive committee shall be the presiding officer of the executive committee.  The executive committee and any such other committee shall fix its own rules of procedure which shall not be inconsistent with these bylaws.  The committee shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

Section 3.9Appointment of Other Committees of the Board of Directors.  The board of directors may from time to time create any other committee or committees of the board of directors and appoint members of the board of directors to serve thereon.  Each member of any such committee shall hold office until the next regular annual meeting of the board of directors following his or her appointment and until his or her successor is appointed as a member of such committee.  Each committee shall have one or more members and, to the extent specified by the board of directors, may exercise the powers of the board subject to the limitations set forth in Section 3.2.

Section 3.10Issuance of Stock.  If the board of directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the board of directors, in accordance with that general authorization or any stock option plan or other plan or program adopted by the board of directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the board of directors under the Maryland General Corporation Law.

Section 3.11Action Without a Meeting.  Any action that may be taken by the executive committee or any such other committee at a meeting may be taken without a meeting if a consent in writing which sets forth the action so taken is signed by each member of the committee and filed with the minutes of proceedings of the committee.

Section 3.12Meetings By Telephone.  Meetings of any committee of the board of directors may be held by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and such participation shall constitute presence in person at the meeting.

ARTICLE IV  OFFICERS

Section 4.1Number.  The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be elected by the board of directors.  The board of directors may elect one or more vice presidents (the number thereof to be determined by the board of directors) and such other officers and assistant officers as may be deemed necessary.

Section 4.2Election and Term of Office.  The officers of the corporation shall be elected annually at the first meeting of the board of directors held after each annual meeting of the stockholders.  A person may hold more than one office but may not serve concurrently as both president and vice president of the corporation.  Each officer shall hold office until his or her successor shall have been duly elected, or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 4.3Removal.  The board of directors may remove any officer at any time.  The election of an officer shall not of itself create contract rights, and the resignation or removal of an officer shall not affect the contract rights, if any, of the corporation or the officer.

Section 4.4Vacancies.  A vacancy in any office because of death, resignation, removal, or otherwise may be filled by the board of directors for the unexpired portion of the term.

Section 4.5President.  The president shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all the business and affairs of the corporation.  He or she shall preside at all meetings of the stockholders and, in the absence of the chairman or vice chairman, at all meetings of the board of directors.  He or she may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of stock of the corporation and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general he or she shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

Section 4.6Vice Presidents.  In the absence of the president, or in the event of his or her death, inability, or refusal to act, the vice president (or, in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of stock of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

Section 4.7Secretary.  The secretary shall (a) keep the minutes of the stockholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and responsible for the authentication of such records; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign, with the president or a vice president, certificates for shares of stock of the corporation, the issuance of which shall have been authorized by the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

Section 4.8Treasurer.  If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine.  He or she shall (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of ARTICLE V of these bylaws; and (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

Section 4.9Assistant Secretaries and Assistant Treasurers.  The assistant secretaries, when authorized by the board of directors, may sign, with the president or a vice president, certificates for shares of stock of the corporation, the issuance of which shall have been authorized by the board of directors.  The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

Section 4.10Salaries.  The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE V  CONTRACTS, LOANS, CHECKS, AND DEPOSITS

Section 5.1Contracts.  The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation; and such authority may be general or confined to specific instances.

Section 5.2Loans.  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors.  Such authority may be general or confined to specific instances.

Section 5.3Checks, Drafts, Etc.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 5.4Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as selected by the officer or officers authorized by the board of directors to make such selection.

ARTICLE VI  CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 6.1Certificates for Shares.  The shares of the corporation's stock may be certificated or uncertificated, as provided under the Maryland Corporations and Associations Code.  All uncertificated shares shall be evidenced by a book entry system administered by the corporation's transfer agent pursuant to procedures, terms, and conditions as the corporation and the transfer agent shall adopt from time to time.  The board of directors shall designate the class or classes of the corporation's securities that may be represented by uncertificated shares.  Upon the issuance or transfer of uncertificated shares, the corporation shall cause the stockholder to be sent a written statement containing the information that is required for certificated shares under Maryland law relating to the share's class, restrictions on alienability and other designations.  Certificated shares shall be signed manually by the president or a vice president and by the secretary or an assistant secretary and may be sealed with the corporate seal or a facsimile thereof.  The signatures of such officers on a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.  All certificates for shares of stock shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificates for shares or uncertificated shares shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, stolen, destroyed, or mutilated certificate a new certificate may be issued therefor on such terms and indemnity to the corporation as the board of directors may prescribe.

Section 6.2Transfer of Shares.  Transfer of shares of stock of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for the cancellation of the certificate, if any, for such shares.  The person in whose name shares of stock stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII  AMENDMENTS

The bylaws may be amended or repealed, or new bylaws adopted, at any annual or special meeting of the stockholders by the affirmative vote of a majority of all shares of any class of stock entitled to vote at such meeting. The board of directors shall also have the authority to amend or repeal the bylaws, or adopt new bylaws, by the affirmative vote of a majority of the total number of directors then authorized, including any vacancies, and subject to the power of the stockholders to change or repeal such bylaws.